Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of PACCAR Inc of our report dated February 21, 2002, included in the 2001 Annual Report to Shareholders of PACCAR Inc.

We also consent to the incorporation by reference in:

A.           the Registration Statement (Form S-8 No. 33–47763) pertaining to the 1991 Long-Term Incentive Plan of PACCAR Inc

B.             the Registration Statement (Form S-8 No. 333–39161) pertaining to the 1991 Long-Term Incentive Plan of PACCAR Inc

C.             the Registration Statement (Form S-8 No. 333–36712) pertaining to the PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors

D.            the Registration Statement (Form S-8 No. 333–52230) pertaining to the PACCAR Inc Savings Investment Plan of our report dated February 21, 2002, with respect to the consolidated financial statements of PACCAR Inc incorporated by reference in the Annual Report (Form 10–K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Seattle, Washington

March 22, 2002